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                                                                   Exhibit 10.16

                                    SUBLEASE

     THIS SUBLEASE ("Sublease"), dated as of July l8, 1997, for reference purposes only, is entered into by and between BROADVISION, INC., a Delaware corporation ("Sublessor"), and TALARIAN, INC., a California corporation ("Sublessee").

                                    RECITALS

     A. Sublessee leased certain premises consisting of approximately 16,359 square feet located in a building sometimes commonly known as 350 Distel Circle, Los Altos, California (the "Building"), pursuant to a certain Standard Office Lease - Gross between Sublessor, as tenant, and GVE Distel Associates, a California general partnership (hereinafter "Master Lessor"), as landlord, dated February 8, 1995 (as amended or otherwise modified from time to time, the "Master Lease"), a copy of which is attached hereto as Exhibit A (hereinafter the "Premises"). Capitalized terms herein not otherwise defined herein, shall have the same meanings as provided in the Master Lease.

     B. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the Premises upon the terms and conditions provided for herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

                                    AGREEMENT

     1. PREMISES. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Premises, on and subject to the terms and conditions set forth herein.

     2. USE. Sublessee shall use the Premises only for those purposes permitted in the Master Lease.

     3.   TERM.

          (a) The term of this Sublease shall commence as of the later of (a) November 7, 1997 and (b) the date of the full execution of this Sublease by all parties hereto.

          (b) Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on or before said date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay Rent (as hereinafter defined) until possession of the Premises is tendered to Sublessee.

     Notwithstanding the provisions of this Section 3(b) to the contrary, if Sublessor has not delivered the Premises to Sublessee in the condition required under this Sublease on or before December 31, 1997, Sublessee shall have the right thereafter, until such possession is delivered

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to Sublessee, to cancel this Sublease. Upon such cancellation, both parties shall be released from further liability under this Sublease, and all deposits and prepaid rent shall be returned to Sublessee.

          (c) The term of this Sublease shall end on May 31, 2000, unless earlier terminated in accordance with the terms of this Sublease; provided, however, that the term of this Sublease shall earlier terminate in the event of the earlier termination for any cause whatsoever of the Master Lease.

     4. RENT. The rent payable by Sublessee for the Premises shall consist of basic rental ("Basic Rent") plus Operating Expense Increases (as hereinafter defined), all as provided below. Basic Rent, Operating Expense Increases and any other charges due hereunder are hereinafter referred to collectively as "Rent." All Rent shall be paid to Sublessor at the address specified for Sublessor below, or to such other person or to such other place as Sublessor may from time to time designate in writing.

          (a) Sublessee shall pay to Sublessor in advance, on or before the first day of each month of the term of the Sublease and without deduction or offset, monthly Basic Rent in the amounts hereinafter set forth in this Section 4(a). The Basic Rent for any partial month shall be prorated at the rate of 1/30 of the Basic Rent per day.

                MONTHS                  MONTHLY BASIC RENT
                ------                  ------------------
                1 - 12                      $48,259.05
                13 - 24                     $49,894.95
                25 - 31                     $51,530.85

          (b) Sublessee shall also pay, in addition to Basic Rent, for each Comparison Year during the term of this Sublease, any and all increases to the Building's Operating Expenses and/or Real Estate Taxes over a 1997 Base Year, to the extent that such increases are payable by Sublessor pursuant to the Master Lease (the "Operating Expense Increases"); provided, however, that Sublessee shall have no obligation to pay any such increases applicable to the first twelve (12) months of the Sublease term. The parties hereto hereby acknowledge that the last sentence of the second paragraph of Paragraph 52 of Addendum One of the Master Lease shall apply to this Sublease.

          (c) To the extent that the Operating Expense Increases due under the Master Lease are payable on a monthly basis pursuant to the Master Lease, such Operating Expense Increases shall be paid to Sublessor as and when Basic Rent is paid. To the extent that the Operating Expense Increases are billed from time to time to Sublessor by Master Lessor, such Operating Expense Increases shall be paid by Sublessee to Sublessor within fifteen (15) business days after Sublessee's receipt of an invoice therefor.

          (d) Sublessee shall pay to Sublessor upon execution of this Sublease, in addition to the portion of the Security Deposit as set forth in Section 7 below, the first month's Basic Rent in the amount of $48,259.05.

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     5.   AS-IS. Sublessor subleases the Premises to Sublessee strictly in its present "as-is" condition and with all faults, and Sublessee by acceptance and delivery of possession thereof acknowledges the same to be in good order and repair and in a tenantable condition. Notwithstanding the foregoing, Sublessor, at its sole cost, shall have the carpets in the Premises steam cleaned prior to commencement of the term or this Sublease.

     6. MASTER LEASE. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease, and Master Lessor shall have all rights in respect of the Master Lease and the Premises as set forth therein. Except for payments of rent required under the Master Lease (which payments shall be made by Sublessor), and, except as otherwise provided in Section 7 hereof, Sublessee hereby assumes and agrees to perform for Sublessor's benefit, during the term of this Sublease, all of Sublessor's obligations under the Master Lease insofar as they relate to the Premises (hereinafter the "Assumed Obligations"), which accrue during the term of this Sublease.

     7.   INCORPORATION OF MASTER LEASE.

          (a) Except as otherwise provided in this Sublease, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Premises, the Sublessor being substituted for the "Lessor" in the Master Lease, the Sublessee being substituted for the "Lessee" in the Master Lease and the Premises being substituted for the "Premises" in the Master Lease.

          (b)  Notwithstanding the foregoing:

               (i) the following paragraphs of the Master Lease are not incorporated herein: 1.1, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 3, 6.2(a), 6.3(a), 7.1,
8.2, 8.4, 10.1, 11.1, 15, 39, Addendum One Paragraphs 50, 51, 53, 56, 58, 59,
60, 62, 63 and Exhibit C.

               (ii) Sublessee shall fully perform all of the Assumed Obligations and shall indemnify, defend, protect, and hold harmless Sublessor from any and all liability, damages, liabilities, claims proceedings, actions, demands and costs (including reasonable attorneys' fees) resulting, directly or indirectly, from Sublessee's failure to perform the Assumed Obligations.

               (iii) Upon any termination of the Master Lease, this Sublease shall also terminate; provided, however, that if, without the fault of Sublessor hereunder, the Master Lease should terminate prior to the expiration of this Sublease, Sublessor shall have no liability to Sublessee, and, if the Master Lease is terminated as a result of a default by Sublessor of its obligations under the Master Lease or this Sublease, other than the Assumed Obligations, Sublessee shall have all rights and remedies that would otherwise be available to it at law or in equity as a result of such default..

               (iv) Sublessor shall have no services or maintenance or repair obligations with respect to the Premises except for its obligation to use reasonable efforts to enforce the obligations of Master Lessor under the Master Lease. Sublessee hereby expressly waives the provisions of subsection 1 of
Section 1932 and Sections 1941 and 1942 of the Civil

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Code of California and all rights to make repairs at the expense of Sublessor as provided in Section 1942 of said Civil Code.

               (v) Sublessee shall indemnify, defend, protect, and hold Sublessor harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys` fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublessor or which Sublessor may pay or incur to the extent caused by (i) a breach of this Sublease by Sublessee, (ii) any violation of law by Sublessee or its employees, agents, contractors or invitees (collectively, "Agents") relating to the use or occupancy of the Premises, (iii) any act or omission by Sublessee or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials (as hereinafter defined), or (iv) the negligence or willful misconduct of Sublessee or its Agents. Sublessor shall indemnify, defend, protect, and hold Sublessee harmless from and against all actions, claims which may be brought or made against Sublessee or which Sublessee may pay or incur to the extent caused by (i) a breach of this Sublease or the Master Lease by Sublessor, (ii) any act or omission by Sublessor or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iii) the negligence or willful misconduct of Sublessor or its Agents. As used herein, "Hazardous Materials" means any substance or material which is classified or considered to be hazardous or toxic under any present or future federal, state, regional or local law relating to the use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any such substances. Each of the Sublessee and Sublessor hereby agrees and covenants to immediately notify the other of any knowledge such party gains regarding the existence of Hazardous Materials at, or the introduction of Hazardous Materials onto or about, the Premises or the Building.

          (c) For the purposes of incorporating the terms and provisions of the Master Lease into this Sublease, the Master Lease is hereby amended as follows (references are to paragraphs of the Master Lease):

          PARAGRAPH                     COMMENTS
          ---------                     --------
              5.         Sublessee shall deposit with Sublessor upon execution
                         of this Sublease a cashier's check or other immediately
                         available funds in the amount of $51,530.85 (the "Cash
                         Security Deposit"). In addition to the Cash Security
                         Deposit, Sublessee shall deposit with Sublessor at
                         least thirty (30) days prior to occupancy of the
                         Subleased Premises an irrevocable letter of credit in
                         the amount of $154,592.55 (the "Letter of Credit").
                         Upon Sublessee's providing to Sublessor evidence
                         reasonably satisfactory to Sublessor of Sublessee's
                         closing of a new round of financing, Sublessee shall be
                         permitted to reduce the amount of the Letter of Credit
                         as follows: if the financing is in a principal amount
                         equal to or exceeding $3,000,000.00, but less than
                         $5,000,000.00, the Letter of Credit may be reduced to
                         $103,061.70; if the financing is in a principal amount
                         equal to or exceeding $5,000,000.00, the Letter of
                         Credit may be reduced to $51,530.85.

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

                         The Cash Security Deposit, together with the Letter of
                         Credit, shall constitute the Security Deposit.

              8. Master Lessor and Sublessor shall be named as additional insureds on the liability insurance.

             13. The three (3) day cure period provided for any monetary default is reduced to two (2) days. The thirty (30) day cure period provided for any non-monetary default is reduced to twenty-five (25) days.

             23. Sublessor's notice address shall be as provided below, or at such other address as Sublessor may from time to time designate in writing.

     8. BROKERAGE. Each party warrants and represents to the other that such party has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby, except for the following parties: Cornish & Carey Commercial ("C&C"), representing the Sublessor, and Colliers Parrish International, Inc. ("CPI"), representing the Sublessee. Sublessor shall pay to C&C any commission due to C&C in connection with this Sublease pursuant to a separate agreement between Sublessor and C&C. CPI shall recover any commission due to it in connection with this Sublease directly from C&C. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's reasonable attorneys' fees.

     9. SUBLESSOR'S OBLIGATIONS. Except as expressly otherwise provided herein, Sublessor shall have no obligation to Sublessee with respect to the Premises or the performance by Master Lessor of any obligations of Master Lessor under the Master Lease.

     10. CONSENT OF MASTER LESSOR. If Sublessee desires to take any action which requires the consent of Master Lessor pursuant to the terms of the Master Lease, including, without limitation, the making of any alterations, then, notwithstanding anything to the contrary herein, (a) Sublessor, independently, shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease, (b) Sublessee shall not take any such action until it obtains the consent of both Sublessor and Master Lessor, and (c) Sublessee shall request that Sublessor obtain Master Lessor's consent on Sublessee's behalf and Sublessor shall use commercially reasonable efforts to obtain such consent, unless Sublessor and Master Lessor agree that Sublessee may contact Master Lessor directly with respect to the specific action for which Master Lessor's consent is required. Any consent required of Sublessor conclusively shall be deemed reasonably withheld, if consent also is required of the Master Lessor, and Master Lessor withholds Master Lessor's consent.

     11. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublessor and Sublessee. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions;

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provided, however, that Master Lessor shall be entitled to the benefit of
Sublessee's (a) assumption of Sublessor's obligations, as "Tenant" under the Master Lease, pursuant to Section 6 above, and (b) indemnities set forth in this Sublease.

     12. MASTER LESSOR CONSENT. This Sublease is subject to the consent of the Master Lessor.

     13. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

ADDRESS:                               SUBLESSOR:

BROADVISION, INC.                      BROADVISION, INC., a Delaware corporation
595 Broadway
Redwood City, California 94063

Attn:                                  By: s/p
      -------------------------            -------------------------
                                           Randy Bolten
                                           Chief Financial Officer



                                       SUBLESSEE:

TALARIAN, INC.                         TALARIAN, INC., a California corporation

333 Distel Circle
Los Altos, California 94022

Attn:                                  By: s/p
      -------------------------            -------------------------
                                          Paul Larson
                                          President and Chief Operating Officer

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                            CONSENT OF MASTER LESSOR

     The undersigned, as owner and holder of all right, title and interest of Master Lessor under the Master Lease, hereby consents to the attached Sublease:

                                       GVE DISTEL ASSOCLATES, a
                                       California general partnership



                                       By: s/
                                           -------------------------
                                       Its:  General Partner

     Dated: July 28, 1997


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